UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2006
Discover Card Master Trust I
(Exact name of registrant as specified in charter)
Discover Bank
(as sponsor and depositor under the Amended and Restated Pooling and
Servicing Agreement, dated as of November 3, 2004, as amended, providing for the issuance of Credit Card Pass-Through Certificates)

Delaware	0-23108	51-0020270

(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

c/o Discover Bank 12 Read’s Way New Castle, Delaware	19720

(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code: (302) 323-7434
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Unregistered Sales of Equity Securities
     Series 2006-A. On January 27, 2006, the Series 2006-A Class A Certificates (the “2006-A Class A Certificates”) of Discover Card Master Trust I were sold to three purchasers in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, pursuant to a Certificate Purchase Agreement, dated as of January 27, 2006, between Discover Bank as Master Servicer, Servicer and Seller and the purchasers named therein, and the Series Supplement, dated as of January 27, 2006 (the “Series Supplement”), for Series 2006-A between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee. The aggregate principal amount of the 2006-A Class A Certificates issued on January 27, 2006 was $1,700,000,000. The 2006-A Class A Certificates were sold at par value, with no applicable underwriting discounts commissions.
     The initial investor interest in the 2006-A Class A Certificates was $400,000,000 the “Initial Investor Interest”), with a subsequent increase, also occurring on January 27, 2006, in investor interest of $1,300,000,000 (the “Increased Interest”). The Initial Investor Interest has a term of three years, and the Increased Interest has a term of six months. The interest to be paid on the certificates will be floating rate which shall generally be related to the pass-through costs of the purchaser’s commercial paper program, plus a margin, but may be based on Euribor or the prime rate in limited circumstances. The series consists of a single class and the expected maturity date of the Initial Investor Interest is January 15, 2009. The principal payments shall be liquidating, and the series termination date shall be July 18, 2011 unless extended in accordance with the Series Supplement.
     Series 2006-B. On January 27, 2006, the Series 2006-B Class A Certificates (the “2006-B Class A Certificates”) of Discover Card Master Trust I were sold to one purchaser in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, pursuant to a Certificate Purchase Agreement, dated as of January 27, 2006, between Discover Bank as Master Servicer, Servicer and Seller and the purchasers named therein, and the Series Supplement, dated as of January 27, 2006 (the “Series Supplement”), for Series 2006-B between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee. The aggregate principal amount of the 2006-B Class A Certificates issued on January 27, 2006 was $700,000,000. The 2006-B Class A Certificates were sold at par value, with no applicable underwriting discounts commissions.
     The initial investor interest in the 2006-B Class A Certificates was $280,000,000 the “Initial Investor Interest”), with a subsequent increase, also occurring on January 27, 2006, in investor interest of $420,000,000 (the “Increased Interest”). The Initial Investor Interest has a term of three years, and the Increased Interest has a term of seven months. The interest to be paid on the certificates will be floating rate which shall generally be related to the pass-through costs of the purchaser’s commercial paper program, plus a margin, but may be based on Euribor or the prime rate in limited circumstances. The series consists of a single class (rated at A2 and A by Moody’s Investors Service Inc. and Standard & Poor’s Rating Services, respectively), and the expected maturity date of the Initial Investor Interest is January 15, 2009. The principal payments shall be liquidating, and the series termination date shall be July 18, 2011 unless extended in accordance with the Series Supplement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Card Master Trust I (Registrant) By: Discover Bank (Depositor)
February 1, 2006	By:	Date:/s/ Patricia S. Hall
		Name:	Patricia S. Hall
		Title:	Assistant Vice President, Assistant Treasurer and Assistant Secretary